101 Constitution Avenue, NW Washington, DC 20080 www.wglholdings.com

Exhibit 5.1

September 15, 2017

Board of Directors

WGL Holdings, Inc.

101 Constitution Avenue, NW

Washington, D.C. 20080

Re:    Registration Statement on Form S-3 Relating to the

 Registration of Debt Securities

Ladies and Gentlemen:

As Senior Vice President, General Counsel and Corporate Secretary of WGL Holdings, Inc. (the “Company”), I submit this opinion of counsel in connection with the Registration Statement on Form S-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission by the Company on the date hereof under the Securities Act of 1933, as amended (the “Act”), including the prospectus included therein (the “Prospectus”). The Registration Statement registers the proposed public offering of an indeterminate amount of the Company’s debt securities (the “Debt Securities”), which may be issued from time to time by the Company pursuant to an indenture between the Company and The Bank of New York Mellon, as trustee (the “Indenture”), the form of which is filed as an exhibit to the Registration Statement. The Registration Statement provides that the Debt Securities may be offered from time to time in amounts, at prices, and on terms to be set forth in one or more supplements to the Prospectus.

Based on the foregoing and subject to the qualifications and limitations expressed below, I am of the opinion that:

When the Registration Statement has become effective under the Act and assuming no stop order suspending its effectiveness shall have been issued and remain in effect; when the Indenture has been duly executed and delivered by the Company, assuming that the Indenture is consistent with the form filed as an exhibit to the Registration Statement; when the terms of the applicable Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture; when the Indenture has been qualified under the Trust Indenture Act of 1939, as amended;

when such Debt Securities have been duly executed and delivered by the Company and authenticated by the Trustee in accordance with the Indenture and issued and sold as contemplated in the Registration Statement, the Prospectus and the supplement or supplements to the Prospectus included therein and the applicable definitive purchase, underwriting or similar agreement; and if all the foregoing actions are taken pursuant to authority granted in duly adopted resolutions of the Company’s Board of Directors, and so as not to violate the Articles of Incorporation or Bylaws of the Company or any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and assuming the Company remains a Virginia corporation, such Debt Securities will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

To the extent that the obligations of the Company with respect to such Debt Securities may be dependent upon such matters, I assume for purposes of this opinion that, when such Debt Securities are issued, the Trustee will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; the Trustee will be duly qualified to engage in the activities contemplated by the Indenture; the Indenture will have been duly authorized, executed and delivered by the Trustee and constitute the legal, valid and binding obligation of the Trustee enforceable against the Trustee in accordance with its terms; the Trustee will be in compliance with respect to performance of its obligations under the Indenture, with all applicable laws, rules and regulations; and the Trustee will have the requisite organizational and legal power and authority to perform its obligations under the Indenture.

This opinion letter has been prepared for your use in connection with the Registration Statement. I assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to me under the caption “Legal Matters” in the Prospectus included in the Registration Statement. In giving my consent, I do not thereby admit that I am within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,

/s/ Leslie T. Thornton

Leslie T. Thornton

Senior Vice President, General Counsel

and Corporate Secretary